                                   EXHIBIT 1
                               SCHEDULE OF SALES

                               SCHEDULE OF SALES
                               -----------------

Shares of Netplex Group, Inc. Common Stock, par value $.01 per share, sold by Michael E. O'Connor.


                DATE                      SHARES SOLD
               -------                    -----------

               7/15/97                       10,000

               8/1/97                        30,000

               8/4/97                        10,000

               8/5/97                        10,000

               8/6/97                        14,000

               8/7/97                        10,000

               8/20/97                       15,000

               8/21/97                        5,000

               8/22/97                       20,000

               8/25/97                       31,000

               8/26/97                       40,000

               8/27/97                       30,000
                                            -------

               TOTAL                        225,000




                                  Page 6 of 6